Exhibit 10.1

SUPPORT AGREEMENT

AGREEMENT made as of the 23rd day of September, 2021, between United Royale Holdings, Inc., a corporation existing under the laws of the State of Nevada (including any successors thereto, hereinafter referred to as “United Royale”), TN Callco Inc., a company existing under the laws of the province of Alberta (hereinafter referred to as “Callco”), TN Exchangeco Inc., a corporation existing under the laws of Alberta (hereinafter referred to as “Canco”) and Doug Beynon, a holder of common shares of TrueNorth Quantum, Inc., and each other holder who becomes a party to this Agreement by signing an Acknowledgment in substantially the form attached hereto in Schedule A (the “Holders”).

RECITALS:

A.	in connection with share exchange agreements (collectively, the “Share Exchange Agreements”) among United Royale, Canco and the Holders, pursuant to which the Exchangeable Shares are to be issued to the Holders;

B.	United Royale, beneficially owns all of the shares in the authorized share structure of Canco, other than the Exchangeable Shares; and

C.	the special rights and restrictions of the Exchangeable Shares as set out in the articles of Canco provide, among other things, that the Exchangeable Shares are redeemable and retractable for shares of common stock in the capital of United Royale (the “United Royale Shares”).

In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

Each initially capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canco. In this agreement, “including” means “including without limitation” and “includes” means “includes without limitation”.

1.2	Interpretation Not Affected by Headings

The division of this agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this agreement.

1.3	Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day. For the purposes of this agreement, a “business day” means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in Toronto, Ontario or Calgary, Alberta are authorized or required by applicable law to be closed.

1

ARTICLE 2

COVENANTS OF UNITED ROYALE AND CANCO

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by United Royale or its affiliates are outstanding, United Royale shall:

(a)	not declare or pay any dividend or make any other distribution on the United Royale Shares, unless (i) Canco shall (A) on the same day declare or pay, as the case may be, an equivalent dividend or other distribution (as provided for in the Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend, or (ii) Canco shall, in the case of a dividend that is a stock dividend on the United Royale Shares (A) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) in a corresponding, contemporaneous and economically equivalent manner to that in respect of the United Royale Shares (an “Equivalent Stock Subdivision”), and (B) have sufficient, authorized and unissued securities available to enable the Equivalent Stock Subdivision;

(b)	advise Canco sufficiently in advance of the declaration by United Royale of any dividend or other distribution on the United Royale Shares and take all such other actions as are necessary or desirable, in co-operation with Canco, to ensure that:

(i)	the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the United Royale Shares, or

(ii)	the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the United Royale Shares;

(c)	ensure that the record date for any dividend or other distribution declared on the United Royale Shares is not less than 7 days after the declaration date of such dividend or other distribution;

(d)	take all such actions and do all such things as are necessary or desirable to enable and permit Canco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by United Royale or its affiliates) upon the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Canco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit Canco to cause to be delivered United Royale Shares to the holders of Exchangeable Shares in accordance with the provisions of Sections 5, 6 or 7, as the case may be, of the Share Provisions, together with a cheque for any amount in respect of any outstanding Equivalent Dividend amounts, if applicable;

(e)	take all such actions and do all such things as are necessary or desirable to enable and permit United Royale and Callco, in accordance with applicable law, to perform their obligations arising upon the exercise by them of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right (as defined in the Share Provisions) or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit United Royale and Callco to cause to be delivered United Royale Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be; and

(f)	except in connection with any event, circumstance or action which causes or could cause the occurrence of a Redemption Date, not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

2

2.2	Segregation of Funds

United Royale shall cause Canco to deposit a sufficient amount of funds in a separate account of Canco and segregate a sufficient amount of such other assets and property as is necessary to enable Canco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Sections 5, 6 and 7 of the Share Provisions, as applicable.

2.3	Reservation of United Royale Shares

United Royale hereby represents, warrants and covenants in favour of Canco and Callco that United Royale has reserved for issuance and shall, at all times while any Exchangeable Shares (other than Exchangeable Shares held by United Royale or its affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of United Royale Shares (or other shares or securities into which United Royale Shares may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit United Royale to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which United Royale may now or hereafter be required to issue United Royale Shares, to enable and permit Callco or United Royale, as the case may be, to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right and the Redemption Call Right and to enable and permit Canco to meet its obligations hereunder and under the Share Provisions.

2.4	Notification of Certain Events

In order to assist United Royale to comply with its obligations hereunder and to permit Callco or United Royale to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right and the Redemption Call Right, Canco shall notify United Royale and Callco of each of the following events at the time set forth below:

(a)	in the event of any determination by the Board of Directors of Canco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)	immediately, upon the earlier of receipt by Canco of notice of and Canco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by Canco of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions;

(e)	as soon as practicable upon the issuance by Canco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares pursuant to the Share Exchange Agreements); and

(f)	promptly, upon receiving notice of a Change of Law (as defined in the Share Provisions).

3

2.5	Delivery of United Royale Shares to Canco and Callco

In furtherance of its obligations under Section 2.1(d) and Section 2.1(e), upon notice from Canco or Callco of any event that requires Canco or Callco to cause to be delivered United Royale Shares to any holder of Exchangeable Shares, United Royale shall forthwith allot, issue and deliver or cause to be delivered to the relevant holder of Exchangeable Shares as directed by Canco or Callco the requisite number of United Royale Shares to be allotted to, received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares (but, for the avoidance of doubt, not to Canco or Callco). All such United Royale Shares shall be duly authorized and validly issued as fully paid and non-assessable. In consideration of the issuance and delivery of each such United Royale Share, Canco or Callco, as the case may be, shall ascribe a cash amount or pay a purchase price equal to the fair market value of such United Royale Shares.

2.6	Qualification of United Royale Shares

If any United Royale Shares (or other shares or securities into which United Royale Shares may be reclassified or changed as contemplated by Section 2.7(b)) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States or Canadian federal, state, provincial or territorial securities laws including any stock exchange on which securities of United Royale are listed or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority in the United States or Canada or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by United Royale and delivered by United Royale at the direction of Callco or Canco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded in due course having regard to applicable securities legislation (other than any restrictions of general application on transfer by reason of a holder being a “control person” for purposes of Canadian federal, provincial or territorial securities Law or the equivalent thereof under any United States Laws), United Royale shall use its commercially reasonable efforts (which, for greater certainty, shall not require United Royale to consent to a term or condition of an approval or consent which United Royale reasonably determines could have a materially adverse effect on United Royale or its subsidiaries) to cause such United Royale Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian Law. United Royale shall use its commercially reasonable efforts (which, for greater certainty, shall not require United Royale to consent to a term or condition of an approval or consent which United Royale reasonably determines could have a materially adverse effect on United Royale or its subsidiaries) to cause all United Royale Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding United Royale Shares (or such other shares or securities) have been listed by United Royale and remain listed and are quoted or posted for trading at such time.

2.7	Economic Equivalence

So long as any Exchangeable Shares not owned by United Royale or its affiliates are outstanding:

(a)	United Royale shall not without prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 14(2) of the Share Provisions:

(i)	issue or distribute United Royale Shares (or securities exchangeable for or convertible into or carrying rights to acquire United Royale Shares) to the holders of all or substantially all of the then outstanding United Royale Shares by way of stock dividend or other distribution, other than an issue of United Royale Shares (or securities exchangeable for or convertible into or carrying rights to acquire United Royale Shares) to holders of United Royale Shares (i) who exercise an option to receive dividends in United Royale Shares (or securities exchangeable for or convertible into or carrying rights to acquire United Royale Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement; or

4

(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding United Royale Shares entitling them to subscribe for or to purchase United Royale Shares (or securities exchangeable for or convertible into or carrying rights to acquire United Royale Shares); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding United Royale Shares (A) shares or securities (including evidence of indebtedness) of United Royale of any class (other than United Royale Shares or securities convertible into or exchangeable for or carrying rights to acquire United Royale Shares), or (B) rights, options, warrants or other assets other than those referred to in Section 2.7(a)(ii);

unless in each case the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by United Royale in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Share Exchange Agreements.

(b)	United Royale shall not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 14(2) of the Share Provisions:

(i)	subdivide, re-divide or change the then outstanding United Royale Shares into a greater number of United Royale Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding United Royale Shares into a lesser number of United Royale Shares; or

(iii)	reclassify or otherwise change United Royale Shares or effect an amalgamation, merger, arrangement, reorganization or other transaction affecting United Royale Shares;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and at least seven days prior written notice is given to the holders of Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by United Royale in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(c)	United Royale shall ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or, if no record date is applicable for such event, the effective date for any such event, is not less than five business days after the date on which such event is declared or announced by United Royale (with contemporaneous notification thereof by United Royale to Canco).

(d)	The Board of Directors of Canco shall determine, acting in good faith and in its sole discretion, "economic equivalence" for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on United Royale. In making each such determination, the following factors may, without excluding other factors determined by the Board of Directors of Canco to be relevant, be considered by the Board of Directors of Canco:

(i)	in the case of any stock dividend or other distribution payable in United Royale Shares, the number of such shares issued in proportion to the number of United Royale Shares previously outstanding;

(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase United Royale Shares (or securities exchangeable for or convertible into or carrying rights to acquire United Royale Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a United Royale Share;

5

(iii)	in the case of the issuance or distribution of any other form of property (including any shares or securities of United Royale of any class other than United Royale Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of United Royale or any assets of United Royale), the relationship between the fair market value (as determined by the Board of Directors of Canco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding United Royale Share and the Current Market Price of a United Royale Share;

(iv)	in the case of any subdivision, redivision or change of the then outstanding United Royale Shares into a greater number of United Royale Shares or the reduction, combination, consolidation or change of the then outstanding United Royale Shares into a lesser number of United Royale Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting United Royale Shares, the effect thereof upon the then outstanding United Royale Shares; and

(v)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of United Royale Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)	Canco agrees that, to the extent required, upon due notice from United Royale, Canco shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Canco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the United Royale Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to United Royale Shares (an “Offer”) is proposed by United Royale or is proposed to United Royale or its shareholders and is recommended by the Board of Directors of United Royale, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of United Royale, and the Exchangeable Shares are not redeemed by Canco or purchased by United Royale or Callco pursuant to the Redemption Call Right, United Royale shall expeditiously and in good faith take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than United Royale and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of United Royale Shares, without discrimination. Without limiting the generality of the foregoing, United Royale shall expeditiously and in good faith take all such actions and do all such things as are necessary or desirable to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Canco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Canco to redeem (or United Royale or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a United Royale Control Transaction.

2.9	Ownership of Outstanding Shares

Without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 14(2) of the Share Provisions, United Royale covenants and agrees in favour of Canco that, as long as any outstanding Exchangeable Shares are owned by any person other than United Royale or any of its affiliates, United Royale shall be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Canco and Callco. Notwithstanding the foregoing, but subject to Article 3, United Royale shall not be in violation of this Section 2.9 if any person or group of persons acting jointly or in concert acquire all or substantially all of the assets of United Royale or the United Royale Shares pursuant to any merger of United Royale as a result of which United Royale is not the surviving corporation.

6

2.10	United Royale and Affiliates Not to Vote Exchangeable Shares

United Royale covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. United Royale further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the ABCA (or any successor or other corporate statute by which Canco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11	Ordinary Market Purchases

For certainty, nothing contained in this agreement, including the obligations of United Royale contained in Section 2.8, shall limit the ability of United Royale (or any of its subsidiaries including, without limitation, Callco or Canco) to make ordinary market purchases of United Royale Shares in accordance with applicable laws and regulatory or stock exchange requirements.

2.12	Acknowledgement in Favour of Callco

Each Holder acknowledges that Callco and United Royale have rights with respect to the Exchangeable Shares as set out in the Share Provisions, including the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Change of Law Call Right, and further acknowledges the overriding nature of such rights in connection with the liquidation, dissolution or winding-up of Canco or the retraction or redemption of Exchangeable Shares, as the case may be, and agrees to be bound by any exercise of all or any part of such rights by Callco as fully and effectively as if those rights and provisions were incorporated herein in their entirety.

2.13	Stock Exchange Listing

United Royale covenants and agrees in favour of Canco that, as long as any outstanding Exchangeable Shares are owned by any person other than United Royale or any of its affiliates, United Royale shall use reasonable efforts to maintain a listing for such United Royale Shares on the OTC.

ARTICLE 3

UNITED ROYALE SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by United Royale or its affiliates are outstanding, United Royale shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)	such other person or continuing corporation (the “United Royale Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the United Royale Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such United Royale Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of United Royale under this agreement; and

(b)	such transaction shall be upon such terms and conditions as to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

7

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the United Royale Successor and such other person that may then be the issuer of the United Royale Shares shall possess and from time to time may exercise each and every right and power of United Royale under this agreement in the name of United Royale or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of United Royale or any officers of United Royale may be done and performed with like force and effect by the directors or officers of such United Royale Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly- owned direct or indirect subsidiary of United Royale with or into United Royale, (ii) the winding- up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of United Royale, or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of United Royale among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 3.

3.4	Successorship Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of a United Royale Control Transaction:

(a)	in which United Royale merges or amalgamates with, or in which all or substantially all of the then outstanding United Royale Shares are acquired by, one or more other corporations to which United Royale is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)	in which all or substantially all of the then outstanding United Royale Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such United Royale Control Transaction, owns or controls, directly or indirectly, United Royale;

then all references herein to “United Royale” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “United Royale Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or to the Voting and Exchange Trust Agreement immediately subsequent to the United Royale Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the United Royale Control Transaction and the United Royale Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4

GENERAL

4.1	Term

This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than United Royale or any of its affiliates.

8

4.2	Changes in Capital of United Royale and Canco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either United Royale Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which United Royale Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4	Amendments, Modifications

(a)	Subject to Section 4.2, Section 4.3 and Section 4.5 this agreement may not be amended or modified except by an agreement in writing executed by Canco, Callco and United Royale and approved by the Holders in accordance with Section 14(2) of the Share Provisions.

(b)	No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a)	adding to the covenants of any or all parties provided that each of Canco, Callco and United Royale shall be of the good faith opinion that such additions will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of each of Canco, Callco and United Royale, it may be expedient to make, provided that each shall be of the good faith opinion that such amendments or modifications will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(c)	making such changes or corrections which, on the advice of counsel to Canco, Callco and United Royale, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the each of Canco, Callco and United Royale shall be of the good faith opinion that such changes or corrections will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)	making changes to provide added protection or benefit to or for the benefit of holders of Exchangeable Shares provided that each of Canco, Callco and United Royale shall be of the good faith opinion that such changes will not be materially prejudicial to the rights or interests of the holders of Exchangeable Shares.

9

4.6	Meeting to Consider Amendments

Canco, at the request of United Royale, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4. Any such meeting or meetings shall be called and held in accordance with the Articles of Canco, the Share Provisions and all applicable laws.

4.7	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)	In the case of United Royale, Canco or Callco to the following address:
c/o 2 Campbell Drive, Suite 307C
Uxbridge, ON L9P 1H6

Attention: Gary Bartholomew
E-mail: gary@cybernorthventures.com

(b)	if to any Holder, to the address set forth on the register of holders of Exchangeable Shares,

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.9	Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

10

4.10	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each party hereto irrevocably submits to the non- exclusive jurisdiction of the courts of the Province of Alberta with respect to any matter arising hereunder or related hereto.IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

UNITED ROYALE HOLDINGS, INC.

Per:	signed “Gary Bartholomew”
Name: Gary Bartholomew
Title: President

TN CALLCO INC.

Per:	signed “Gary Bartholomew”
Name: Gary Bartholomew
Title: President

By:	signed “Gary Bartholomew”
Name: Gary Bartholomew
Title: Title: President

TN EXCHANGECO INC.

By:	signed “Gary Bartholomew”
Name: Gary Bartholomew
Title: President

SHAREHOLDERS:
Signed “Doug Beynon”
Doug Beynon

11

SCHEDULE A

ACKNOWLEDGEMENT TO SUPPORT AGREEMENT

I, the undersigned, acknowledge that I have received and reviewed a copy of the Support Agreement effective as of September 23, 2021 between United Royale Holdings, Inc., TN Callco Inc., TN Exchangeco Inc. and Doug Beynon (the “Agreement”).

I agree that to be bound by the provisions of the Agreement as if I were an original signatory thereto.

DATED and signed on                               , 20 .

Name of Investor
By:
Authorized Signatory

12